Exhibit 24

POWER OF ATTORNEY

          Each of the undersigned officers and directors of American Eagle Outfitters, Inc., a Delaware corporation (the "Company"), hereby appoints Laura A. Weil and Neil Bulman, Jr. as his or her true and lawful attorneys‑in‑fact, or either of them, with power to act without the other, as his or her true and lawful attorney‑in‑fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Company's Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 1,500,000 shares of Common Stock, $.01 par value, of the Company to be sold and distributed by the Company pursuant to the American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (the "Plan") and such other number of shares as may be issued under the anti‑dilution provision of the Plan, and any and all amendments, including post‑effective amendments, to the Registration Statement, hereby granting unto such attorneys‑in‑fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney‑in‑fact full power of substitution and revocation, and hereby ratifying all that any such attorney‑in‑fact or his substitute may do by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have signed these presents this 23rd day of December, 2004.

Signature	Title
/s/ James V. O'Donnell James V. O'Donnell	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Roger S. Markfield Roger S. Markfield	Vice-Chairman, President and Director
Laura A. Weil	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Dale E. Clifton Dale E. Clifton	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)
/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board and Director
/s/ George Kolber George Kolber	Vice Chairman of the Board and Director
/s/ Ari Deshe Ari Deshe	Director
/s/ Jon P. Diamond Jon P. Diamond	Director
/s/ Michael G. Jesselson Michael G. Jesselson	Director
/s/ John L. Marakas John L. Marakas	Director
/s/ Robert R. McMaster Robert R McMaster	Director
/s/ Janice E. Page Janice E. Page	Director
/s/ Gerald E. Wedren Gerald E. Wedren	Director
/s/ Larry M. Wolf Larry M. Wolf	Director